SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐     Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Scioto Investment Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCIOTO INVESTMENT COMPANY

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held

September 26, 2003

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope

SCIOTO INVESTMENT COMPANY

Columbus, Ohio

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on Friday, September 26, 2003

To the Shareholders of

Scioto Investment Company:

A Special Meeting of Shareholders of Scioto Investment Company, which was incorporated in 1933 in Ohio (the “Fund”), will be held at the law offices of Porter Wright Morris & Arthur LLP, 41 South High Street, 28th Floor, Columbus, Ohio on Friday, September 26, 2003, at 11:00 a.m. local time, for the following purposes:

(1) To consider and act upon a proposal to approve an amendment to the Fund’s Articles of Incorporation to effect a 1-for-2,400 reverse stock split of outstanding shares of the Fund’s Class A and B Common Stock; and

(2) To consider and act upon any matters incidental to the foregoing and to transact such other matters as may properly come before the meeting and any adjournment or adjournments thereof.

Shareholders of record at the close of business on Friday, August 22, 2003, will be entitled to notice of and to vote at the meeting.

If you do not expect to be present at the meeting, please fill in, date, sign and return the enclosed Proxy, which is solicited by the Board of Directors. The Proxy is revocable and will not affect your right to vote in person in the event that you attend the meeting.

By Order of the Board of Directors

MARILYN BROWN KELLOUGH, Secretary

August 26, 2003

IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE ACCOMPANYING ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SCIOTO INVESTMENT COMPANY

c/o 4561 Lanes End Street

Columbus, Ohio 43220-4254

PROXY STATEMENT FOR SPECIAL MEETING OF

SHAREHOLDERS—FRIDAY, SEPTEMBER 26, 2003

The accompanying Proxy is solicited by the Board of Directors of Scioto Investment Company, which was incorporated in 1933 in Ohio (the “Fund”), in connection with the Special Meeting of Shareholders to be held at the law offices of Porter Wright Morris & Arthur LLP, 41 South High Street, 28th Floor, Columbus, Ohio, on Friday, September 26, 2003, at 11:00 a.m. local time. Fifth Third Securities serves as Investment Advisor to the Fund. The Fund does not employ a principal underwriter or administrator. Every executed Proxy returned in time to be voted at the meeting will be voted, and if a specification is made with respect to any proposal, the Proxy will be voted accordingly. If no specification is made, the Proxy will be voted in favor of the proposals. Anyone giving a Proxy may revoke it prior to its exercise, either by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

At the close of business on Friday, August 22, 2003, the record date for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding 108,800 Class A Common Shares and 339,150 Class B Common Shares.

The approval of an amendment to the Fund’s Articles of Incorporation effecting a reverse stock split of the Fund’s Class A and B Common Stock requires the affirmative vote of the holders of a majority of Class A and B Common Stock, voting as separate classes. For purposes of determining the number of Class A and B Common Shares voting on the amendment to the Fund’s Articles of Incorporation, abstentions will be counted and will have the effect of a negative vote; broker non-votes will be counted and thus will have the effect of a negative vote.

This Proxy Statement and Proxy were first mailed to shareholders on or about Tuesday, August 26, 2003.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of May 1, 2003, each person and group known by the Board of Directors of the Fund to own beneficially more than 5% of any class of the Fund’s outstanding voting securities and the beneficial ownership of such securities on that date of all directors and executive officers of the Fund as a group.

Name and Address of Beneficial Owner	Whole Shares Class of Stock of the Fund	Total Owned Beneficially As of May 1, 2003		Percent Of Class
Stephen Kellough (Sr.)	Class A	22,410		20.60%
Columbus, Ohio 43220	Class B	2,450		0.72%

Marilyn Brown Kellough	Class A	26,850	(1)	24.68%
Columbus, Ohio 43220	Class B	241,500	(1)	71.21%

Marilyn and Stephen	Class A	49,260	(1)	45.28%
Kellough (Sr.)(consolidated)(2)	Class B	243,950	(1)	71.93%

Elizabeth Anne Kellough	Class A	11,350		10.43%
Powell, Ohio 43065	Class B	40,100		11.83%

Stephen Wayne Kellough	Class A	11,350		10.43%
Columbus, Ohio 43220	Class B	40,100		11.83%

Executive Officers and Directors	Class A	71,980		66.16%
as a group (7 in group)	Class B	339,150		100.00%

(1)	The beneficial ownership figures for Mrs. Kellough include 57,700 Class B Common Shares held as trustee of the Wayne E. Brown Testamentary Trust and 39,950 Class B Common Shares and 11,350 Class A Common Shares held as trustee of the Mary Ruth Brown Testamentary Trust. Mrs. Kellough disclaims beneficial ownership of those shares as to which she has no beneficial interest.

(2)	The beneficial ownership figures have been consolidated for Mr. and Mrs. Kellough (Sr.) who are husband and wife. They nevertheless disclaim the beneficial ownership of each other’s shares.

PROPOSAL TO AMEND THE FUND’S ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

General

The Board of Directors has unanimously adopted a resolution approving, declaring advisable, and recommending to the shareholders for approval of an amendment to the Fund’s Articles of Incorporation to effect a 1-for-2,400 reverse stock split (the “Reverse Stock Split”) of the Fund’s Class A and B Common Stock. The Certificate of Amendment by Shareholders will effect the Reverse Stock Split by reducing the number of issued and outstanding shares of the Fund’s Class A and B Common Stock, but will not change the number of authorized shares of Class A and B Common Stock. The Board of Directors has proposed submission to the shareholders of the following amendment to the Articles of Incorporation to be filed as Amended Articles of Incorporation with the Certificate of Amendment by Shareholders with the Ohio Secretary of State:

ARTICLE FOURTH of the Articles of Incorporation shall be amended by inserting an additional paragraph as the first paragraph of said Article, as follows:

The shares of Common Stock outstanding on the date of filing these Amended Articles of Incorporation (the “Effective Date”) hereof shall be reconstituted to effect a 1-for-2,400 reverse stock split of such Common Stock, such that each Class A and B Common Share outstanding on the Effective Date shall become 1/2400th of one reconstituted share of Class A and B Common Stock.

The form of the proposed Amended Articles of Incorporation to effect the Reverse Stock Split is attached hereto as Appendix A.

Purpose of a Reverse Stock Split

The Board of Directors believes that the Reverse Stock Split is desirable because of the increased reporting requirements of the Investment Company Act of 1940 (the “1940 Act”) and the cost of compliance. The Board of Directors further believes that a Reverse Stock Split is the most effective means of reducing the number of shareholders so that the Fund can deregister as a registered investment company from the 1940 Act. Deregistering from the 1940 Act will allow the Fund to utilize its resources in a more effective manner.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

After the filing of the Certificate of Amendment by Shareholders with the Ohio Secretary of State, the Reverse Stock Split will be effective (“Effective Date”). Each stock certificate representing shares of Class A and B Common Stock outstanding immediately prior to the Reverse Stock Split (“Old Shares”) will be deemed automatically without any action on the part of the shareholders to represent a fraction of such number of shares of Class A and B Common Stock after the Reverse Stock Split (“New Shares”). Beginning at the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. Each 2,400 Old Shares of the Fund owned by a shareholder would be exchanged for 1 New Share. No fractional certificates will be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by 2,400 will be entitled, upon surrender of certificates representing such shares, to a cash payment in lieu thereof. The cash payment will be based on the Fund’s net asset value per share on the date the Reverse Stock Split is effected.

As soon as practicable after the Effective Date of a Reverse Stock Split, the Fund will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to National City Bank, the Fund’s exchange agent (the “Exchange Agent”). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified and changed as a result of the Reverse Stock Split. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO. No new certificate will be issued to a shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

Federal Income Tax Consequences of a Reverse Stock Split

The following summary of the federal income tax consequences of a Reverse Stock Split is included for general information only, and is not, and should not be relied on, as a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS FOR AN ANALYSIS OF THE EFFECT OF THE TRANSACTION CONTEMPLATED BY THE PROPOSED AMENDMENT ON THEIR RESPECTIVE TAX SITUATIONS.

Other than the cash payment for fractional shares, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of Old Shares for New Shares pursuant to a Reverse Stock Split. The aggregate tax basis of the New Shares received in a Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged therefore. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in a Reverse Stock Split, provided that such shares were held by the shareholder as capital assets on the Effective Date.

Vote Required

The affirmative vote of the holders of a majority of the Fund’s Class A and B Common Stock, voting as separate classes, is required to approve the proposal to amend the Fund’s Articles of Incorporation to effect a 1-for-2,400 Reverse Stock Split of the Fund’s Class A and B Common Stock.

Our Board of Directors recommends that the Fund’s shareholders vote FOR the proposal to amend the Fund’s Articles of Incorporation to effect a 1-for-2,400 Reverse Stock Split of the Fund’s Class A and B Common Stock.

PROPOSALS BY SHAREHOLDERS FOR 2004 MEETING

If any shareholder of the Fund wishes to submit a proposal to be included in next year’s Proxy Statement and acted upon at the annual meeting of the Fund to be held in 2004, the proposal must be received by the Fund prior to the close of business on January 14, 2004.

GENERAL INFORMATION

As of the date of this Proxy statement, the Board of Directors knows of no other business that will come before the meeting. Should any other matter requiring a vote of shareholders arise, the Proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such Proxies discretionary authority to vote the same in respect to any such other matter in accordance with their best judgment.

The Fund will furnish, without charge, a copy of the Fund’s most recent annual report and the most recent semi-annual report succeeding the annual report, to a shareholder upon request. Such request shall be made to the following:

William L. Jordan

Porter Wright Morris & Arthur LLP

Columbus, Ohio 43215

1-800-533-2794

The Fund will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by officers, directors and employees of the Fund, personally or by telephone or telegraph, and the Fund will reimburse banks, brokers and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them.

By Order of the Board of Directors

August 26, 2003

MARILYN BROWN KELLOUGH, Secretary

Appendix A

AMENDED ARTICLES OF INCORPORATION

OF

SCIOTO INVESTMENT COMPANY

ARTICLE FIRST: The name of the Corporation is Scioto Investment Company.

ARTICLE SECOND: The place in Ohio where its principal office is to be located is in the City of Columbus, Franklin County, Ohio.

ARTICLE THIRD: The purpose or purposes for which the Corporation is formed are:

To carry on the business of an investment company, investing, reinvesting, acquiring, holding for investment or otherwise, selling, assigning, transferring, exchanging or otherwise disposing of (i) securities of different types and classes, including, without in any way limiting the generality thereof, stock, bonds, notes, debentures and certificates of interest or participation, and certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, created by persons, firms, associations, corporations, combinations, organizations, governments or subdivisions thereof, and (ii) real and personal property of all descriptions, and any interests therein; and to do all things necessary or incidental thereto.

ARTICLE FOURTH: The shares of Common Stock outstanding on the date of filing these Amended Articles of Incorporation (the “Effective Date”) hereof shall be reconstituted to effect a 1-for-2,400 reverse stock split of such Common Stock, such that each Class A and B Common Share outstanding on the Effective Date shall become 1/2400th of one reconstituted share of Class A and B Common Stock.

The Corporation is authorized to have only whole shares outstanding. The maximum number of shares which the Corporation is authorized to have outstanding is 5,000,000, which shall be classified as follows:

Class A Common Shares	4,000,000 shares of the par value of two-thirds (2/3) cent each; and

Class B Common Shares	1,000,000 shares of the par value of two-thirds (2/3) cent each.

The express terms and provisions of each such class are as follows:

CLASS A COMMON SHARES

(1)    Dividends and Liquidation. In the matter of (a) dividends and (b) liquidation, dissolution or winding up of the Corporation or any distribution of its capital, the rights of the holders of Class A common shares (two-thirds ( 2/3) cent par value per share) shall be the same as those of holders of Class B common shares.

(2)    Voting Rights. Each holder of Class A common shares shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the Corporation.

(3)    Pre-Emptive Rights. The holders of Class A common shares shall not have any pre-emptive or preferential rights to purchase or have offered to them any shares or other securities of the Corporation which are to be issued for cash, property, or services, by way of dividends or otherwise.

CLASS B COMION SHARES

(1)    Dividends and Liquidation. In the matter of (a) dividends and (b) liquidation, dissolution or winding up of the Corporation, or any distribution of its capital, the rights of the holders of Class B common shares (two-thirds ( 2/3) cents par value per share) shall be the same as those of holders of Class A common shares.

(2)    Voting Rights. Each holder of Class B common shares shall be entitled to ten votes for each share of such stock standing in the name of such holder on the books of the Corporation, except that, in the event there shall be submitted to the vote of shareholders the question of authorization for issuance of shares, in addition to shares outstanding (including shares held in the treasury of the Corporation) on the effective date of this paragraph, to be listed on a national stock exchange, which are reserved to be issued upon the exercise of stock options granted to officers, directors or key employees, or to be issued as sole or partial consideration for an acquisition of the stock or assets of another company in the following circumstances:

(a)	if any director, officer or substantial stockholder of the listed company has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction;

(b)	Where the present or potential issuance of common shares or securities convertible into common shares could result in an increase in outstanding common shares approximating 20% or more; or

(c)	Where the present or potential issuance of common shares and any other consideration has a combined fair value approximating 20% or more of the market value of the outstanding shares,

each holder of Class B common shares have only one vote per share on such question.

(3)    Pre-Emptive Rights. The holders of Class B common shares shall not have any pre-emptive or preferential rights to purchase or have offered to them any shares or other securities of the Corporation which are to be issued for cash, property, or services, by way of dividends or otherwise.

ARTICLE FIFTH.    Notwithstanding any provision of the General Corporation Law of Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class of shares thereof.

ARTICLE SIXTH.    The Corporation may, to the extent of its surplus, by action of its Board of Directors and without the vote, consent or action of shareholders, purchase shares of any class now or at any time hereafter issued by it.

ARTICLE SEVENTH.    These amended Articles of Incorporation shall take the place of and supersede the Articles of Incorporation as heretofore amended.

SCIOTO INVESTMENT COMPANY

SPECIAL MEETING OF SHAREHOLDERS

Class A Common Shares PROXY

The undersigned hereby appoints Stephen Kellough (Sr.) and Marilyn Brown Kellough, or either of them as Proxies, with full power of substitution to represent and vote all Class A Common Shares of Scioto Investment Company (the “Fund”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the law offices of Porter Wright Morris & Arthur LLP, 41 South High Street, 28th Floor, Columbus, Ohio, at 11:00 a.m. local time, on Friday, the 26th day of September, 2003, or at any and all adjournments thereof, as hereinafter specified.

1. FOR [    ] AGAINST [    ] ABSTAIN [    ] approving an amendment to the Fund’s Articles of Incorporation to effect a 1-for-2,400 reverse stock split of outstanding shares of the Fund’s Class A and B Common Stock.

2. In their discretion to vote upon such other matters as may properly come before the meeting.

SCIOTO INVESTMENT COMPANY

SPECIAL MEETING OF SHAREHOLDERS

Class B Common Shares PROXY

The undersigned hereby appoints Stephen Kellough (Sr.) and Marilyn Brown Kellough, or either of them as Proxies, with full power of substitution to represent and vote all Class B Common Shares of Scioto Investment Company (the “Fund”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the law offices of Porter Wright Morris & Arthur LLP, 41 South High Street, 28th Floor, Columbus, Ohio, at 11:00 a.m. local time, on Friday, the 26th day of September, 2003, or at any and all adjournments thereof, as hereinafter specified.

1. FOR [    ] AGAINST [    ] ABSTAIN [    ] approving an amendment to the Fund’s Articles of Incorporation to effect a 1-for-2,400 reverse stock split of outstanding shares of the Fund’s Class A and B Common Stock.

2. In their discretion to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

IF NO DIRECTION IS MADE THIS PROXY WILL BE

VOTED “FOR” ALL OF THE ABOVE ITEMS.

Please date, sign and mail this Proxy in the enclosed envelope. No postage is required for mailing in the United States.

Date of Signing:                                                 , 2003

Signature of Shareholder

(shareholder print your name legibly; or person signing shareholder’s name print your name legibly*)

Signature of Shareholder

(shareholder print your name legibly; or person signing shareholder’s name print your name legibly*)

Please sign exactly as name appears on this card. If shares are registered in the names of two or more persons, each should sign.

*	Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.